UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with New Executive Officer

In connection with the appointment of Jeffrey J. Langan as President and Chief Executive Officer of Cambridge Heart, Inc. (the “Company”), the Company entered into an employment agreement with Mr. Langan dated as of October 13, 2006 (the “Employment Agreement”). The material terms of the Employment Agreement are described below.

Salary and Bonus.

Mr. Langan will be paid an annual base salary of $240,000 per year. Mr. Langan is eligible to receive an annual bonus equal to 3% of all sales in the fourth quarter of 2006 in excess of sales in the third quarter of 2006, 3% of all sales in excess of a specified target amount in 2007, 3% of all sales in 2008 in excess of those in 2007, and 3% of sales in 2009 in excess of those in 2008.

Stock Options.

The Company granted to Mr. Langan stock options to purchase an aggregate of 2,000,000 shares of Company’s common stock (the “Options”). The date of grant of the stock options was October 13, 2006 (the “Grant Date”), and the exercise price of the Options was the closing price per share of the Company’s common stock on the Grant Date. The Options become exercisable in quarterly installments over a three-year period with 100,000 shares becoming exercisable on each of January 13, 2007 and April 13, 2007 and 180,000 shares becoming exercisable each quarter thereafter. The Options were granted with the intention that they qualify as incentive stock options (“ISOs”) to the maximum extent permitted under the Internal Revenue Code of 1986, as amended. The ISOs were granted under the Company’s 2001 Stock Incentive Plan. The remaining Options were granted as non-qualified stock options, which were not granted under, but are nevertheless subject to, the terms and conditions of the Company’s 2001 Stock Incentive Plan. The Options will expire on the tenth anniversary of the Grant Date.

Temporary Housing Costs.

Mr. Langan will be reimbursed for his temporary housing costs and travel expenses to and from his current residence in Maine up to $2,500 per month (net of applicable tax withholdings) and for the cost of maintaining his current family medical insurance coverage up to $1,235 per month (net of applicable tax withholdings), in each case until the sooner of his relocation to Boston, Massachusetts or nine months from the date of the Employment Agreement.

Separation and Change in Control Benefits.

In the event that Mr. Langan’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Langan for Changed Circumstances (as defined in the Employment Agreement), in each case after April 13, 2007, Mr. Langan will be entitled to continue to receive his base salary and healthcare benefits for one year following the date of termination.

In the event that Mr. Langan’s employment is terminated by the Company without Cause on or before April 13, 2007, the Options shall become immediately exercisable with respect to that number of shares that would have become exercisable had Mr. Langan remained employed until April 13, 2007. In the event that Mr. Langan’s employment is terminated by the Company without Cause, by Mr. Langan for Changed Circumstances or as a result of his death or disability, in each case after April 13, 2007, the Options shall become immediately exercisable with respect to that number of shares that would have become exercisable during the six-month period following the date of termination.

In the event of a Change in Control of the Company (as defined in the Employment Agreement), all of the unvested Options shall become exercisable in full as of the date of the Change in Control.

The above description is qualified in its entirety by reference to the Employment Agreement, which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q.

Item 1.02 Termination of a Material Definitive Agreement.

On October 13, 2006, David A. Chazanovitz resigned from his positions as President and Chief Executive Officer and a director of the Company. In connection with Mr. Chazanovitz’s resignation, he and the Company entered into a separation agreement dated October 13, 2006 (the “Separation Agreement”).

Under the terms of the Separation Agreement, Mr. Chazanovitz is entitled to receive a severance payment in the amount of $240,000 payable on April 16, 2007 and to continue receiving healthcare benefits for a period of one year from the date of separation. The Separation Agreement provides for the immediate vesting of all stock options that would have become exercisable during the 12-month period following the separation date and permits Mr. Chazanovitz to exercise all exercisable options on a cashless exercise basis. The Separation Agreement also provides a general release of the Company by Mr. Chazanovitz.

As a result of the Separation Agreement, the Executive Management Severance Agreement between Mr. Chazanovitz and the Company, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2000, and the amendment thereto, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on February 23, 2005, were terminated effective October 13, 2006.

The above description is qualified in its entirety by reference to the Separation Agreement, which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 13, 2006, David A. Chazanovitz resigned from his positions as President and Chief Executive Officer and a director of the Company. Effective October 13, 2006, Jeffrey J. Langan was appointed to the position of President and Chief Executive Officer of the Company, replacing Mr. Chazanovitz.

Mr. Langan has served as a director of the Company since 1999. Also since 1999, Mr. Langan has served as an independent consultant with Maine Point Associates, the strategy and business consulting services company he founded. From January 2001 to January 2002, Mr. Langan served as President and Chief Executive Officer of Nexigent Inc., a firm that provides internet-based services for pharmaceutical clinical trials. From November 1997 to July 1999, Mr. Langan served as President and Chief Executive Officer of Idexx Laboratories, Inc., a veterinary diagnostic and software firm, and, from April 1996 to November 1997, as President and Chief Executive Officer of Thermedics Detection, Inc., which produces measurement and detection systems. Mr. Langan was also General Manager of the Healthcare Information Management Division and General Manager of the Clinical Systems Business Unit for Hewlett-Packard Medical Systems from May 1989 to April 1996. Mr. Langan holds a B.S. in

Mechanical Engineering from Villanova University, an M.S. in Engineering Mechanics from Rensselaer Polytechnic Institute, and an M.B.A from the Harvard University Graduate School of Business Administration.

The material terms of the Employment Agreement between Mr. Langan and the Company are described in Item 1.01 of this report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: October 19, 2006	By:	/s/ Roderick de Greef
Roderick de Greef, Chief Financial Officer